CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our audit report dated April 15, 2008 with respect to the financial statements of Superior Oil and Gas Co. for the year ended December 31, 2007.

/s/ Malone & Bailey, PC

www.malone-bailey.com
Houston, Texas

May 27, 2008

Exhibit 23.3
Page 1 of 1 Page